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                                                                    Exhibit 10.1

                             MEDIQUAL SYSTEMS, INC.
                       1987 NONQUALIFIED STOCK OPTION PLAN


         1. Purpose. The purpose of the MediQual Systems, Inc. 1987 Nonqualified Stock Option Plan ("Plan"), as herein set forth, is to encourage stock ownership by certain employees, consultants and directors of MediQual Systems, Inc. ("Company") and its subsidiaries, to provide an incentive for such employees, consultants and directors to expand and improve the profits and prosperity of the Company and its subsidiaries, and to assist the Company and its subsidiaries in attracting and retaining employees, consultants and directors through the grant of options pursuant to this Plan ("Options") to purchase shares of the Company's common stock ("Shares") and thereby share in the Company's growth and profits.

         2. Administration. The Board of Directors of the Company ("Board") shall appoint a committee, as may be constituted from time to time ("Committee"), comprised at any time of not fewer than three members who are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission. The Committee shall interpret this Plan, prescribe, amend and rescind rules and regulations relating thereto and make all other determinations necessary or advisable for the administration of this Plan. Any such action by the Committee shall be final and conclusive on all persons having any interest in the Shares to which such action relates. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under this Plan may be made without notice of meeting of the Committee by a writing signed by a majority of the Committee members. No member of the Board or of the Committee shall be liable for any action taken or omitted, or determination made, by him or her in good faith.

         3. Eligibility. Options may be granted under this Plan only to employees, consultants or directors of the Company or its subsidiaries who are not, and were not at any time during the prior twelve-month period, members of the Committee. The Committee shall determine, within the limits of the express provisions of this Plan, those employees, consultants and directors of the Company or any of its subsidiaries ("Optionees") to whom, and the time or times at which, Options shall be granted. The Committee's determination to grant Options to an Optionee in any year shall not require the Committee to so designate such Optionee in any other year. The Committee shall also determine the number of Shares to be subject to each Option, the duration of each Option, the exercise price

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("Option price") under each Option, the time or times within which (during the term of the Option) all or portions of each Option may be exercised and whether cash or Shares or any combination thereof may be accepted in full or partial payment upon exercise of an Option. The Committee shall consider such facts as it deems pertinent in selecting Optionees and in determining the Options to be granted to them, including without limitation: (i) the financial condition of the Company and its subsidiaries; (ii) anticipated profits for the current or future years; (iii) contributions of Optionees to the profitability and development of the Company and its subsidiaries; and (iv) other compensation provided to Optionees.

         4.       Option Exercise Price and Number of Shares.

                  (a) Individual Option Exercise Price and Number of Shares. Each Option when granted shall state the number of Shares to which it pertains and shall state the Option price for each Share.

                  (b) Total Number of Shares Available. Options may be granted for a number of Shares not to exceed, in the aggregate, two million one hundred thirty-five thousand four hundred (3,426,624) Shares ($0.001 par value), except as such number of Shares shall be adjusted in accordance with the provisions of Section 6 hereof. Such Shares may be either authorized but unissued Shares or treasury Shares. In the event that any Option granted under this Plan expires unexercised, or is surrendered by an Optionee for cancellation, or is terminated or ceases to be exercisable for any other reason without having been fully exercised, prior to the end of the period during which Options may be granted under this Plan, the Shares theretofore subject to such Option, or to the unexercised portion thereof, shall again become available for new Options to be granted under this Plan to any eligible employee, consultant or director of the Company or any of its subsidiaries (including the holder of such former Option).

         5. Period of Option and Certain Limitations on Right to Exercise. Options granted pursuant to this Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

                  (a) General Period of Exercise. The terms of the Option granted shall provide when the Option shall be exercisable. No Option may be exercised for a fractional Share. No Option may be exercised more than ten (10) years and one (1) day after the grant of the Option. By

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action of the Committee, the time any Option granted is exercisable may be accelerated or modified as deemed appropriate, subject to Section 13. Unless the Committee determines otherwise, Options need not be exercised in the order of grant and may be exercised in any manner consistent with the Option grant.

                  (b) Termination of Option. In the event that any Optionee shall cease to be an employee, consultant or director of the Company or any of its subsidiaries for any reason other than death or disability, the Optionee shall have the right, subject to the provisions of Section 5(a) and 6 hereof, to exercise such Optionee's Option at any time within forty-five (45) days after the cessation of employment or service as a consultant or director, or within such greater number of days as the Committee shall determine, but only as to such number of Shares as to which the Optionee's Option was exercisable at the date of such cessation of employment or service. If an Optionee dies while in the employ of the Company or any of its subsidiaries or while engaged to provide consulting services to the Company or any of its subsidiaries or while serving as a director of the Company or any of its subsidiaries, the Optionee's estate, personal representative or the person that acquires the Optionee's Option by bequest or inheritance or by reason of the Optionee's death shall have the right, subject to the provisions of this
Section 5(b) and Sections 6 and 9 hereof, to exercise the deceased Optionee's Option at any time within one (1) year from the date of the Optionee's death, but only as to the number of Shares as to which the deceased Optionee's Option was exercisable on the date of the Optionee's death. If an Optionee ceases to be an employee, consultant or director of the Company or any of its subsidiaries because of a disability of the Optionee (within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended), the Optionee shall have the right, subject to the provisions of Section 5(a) and 6 hereof, to exercise such Optionee's Option at any time within three (3) months after the cessation of employment or service as a consultant or director but only as to such number of Shares as to which the Optionee's Option was exercisable at the date of such cessation of employment or service. In any such event, unless so exercised within the period as aforesaid, the Option shall terminate. The time of cessation of employment or service and whether an authorized leave of absence or absence on military or government service shall constitute cessation of employment or service for the purpose of this Plan, shall be determined by the Committee.

                  (c) Method of Exercise. Options may be exercised by giving written notice to the Treasurer of the Company, stating the number of Shares with respect to which the Option is being exercised and tendering payment therefor. Payment for Shares generally shall be made in cash. To the extent permitted by the Committee, payment for Shares may be made in cash or other Shares or any combination thereof.
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         6.       Adjustments.

                  (a) Capital Adjustment. The aggregate number of Shares with respect to which Options may be granted hereunder, the number of Shares subject to each outstanding Option, and the Option price per Share for each such Option, shall be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of Shares resulting from a subdivision or consolidation of Shares or any other capital adjustment whether through reorganization, payment of a Share dividend or other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by the Company

                  (b) Acceleration Upon Transactions. Subject to any required action by the Company's stockholders, if the Company shall be a party to a transaction involving a merger or consolidation (except a merger or consolidation which does not require approval of the Company's stockholders under the provisions of the General Corporation Law of the State of Delaware) or a sale of all or substantially all of its assets or if the Company shall dissolve or be liquidated (any such merger, consolidation, sale, dissolution or liquidation being herein sometimes referred to as a "Transaction"), in addition to the total number of Options already exercisable pursuant to the terms of the Option grants, the following Options shall become immediately exercisable during a period of not less than thirty (30) days preceding the effective date of the
Transaction:

                  (i) all unexercised Options which by their terms would become exercisable on or before the ninetieth (90th) day after the earlier of the date on which the Company enters into an agreement for, or the closing of, the Transaction or the Company's adoption of the plan of dissolution or liquidation (the date of such agreement, closing or adoption of the plan being herein referred to as the "Applicable Date"); and

                  (ii) fifty percent (50%) of all remaining Options which by their terms would become exercisable after the ninetieth (90th) day following the Applicable Date.

         Notice of exercisability of the Options because of this provision shall be given personally or shall be mailed, first-class postage prepaid, to all holders of Options at least thirty (30) days prior to the effective date of the Transaction. Such notice shall state the date the Transaction is expected to become effective.
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         (c)      Applicability of Options Not Exercised. Cancelled or Otherwise
Provided For Upon a Transaction. Options not exercised pursuant to Section 6(b) and not otherwise provided for pursuant to Section 6(b) shall terminate upon the occurrence of a Transaction.

         (d) Other Provision For Unexercisable and Unexercised Options in a Transaction. In respect of a Transaction, any or all Options which are not exercised (whether or not theretofore exercisable or becoming exercisable pursuant to Section 6(b)) may be otherwise provided for (by any means, such as, for example, cash payment, conversion into other property or securities or otherwise as specified in the notice referred to in this sentence) as of the effective date of the Transaction by the giving of not less than thirty (30) days notice to the holders thereof of the Company's intention to so otherwise provide for such Options as specified in such notice, all as of the effective date of the Transaction.

         7. Option Agreements. Each Optionee shall agree to such terms and conditions in connection with the exercise of the Options granted, as the Committee may deem appropriate. Option agreements need not be identical. The certificates evidencing the Shares acquired upon exercise of an Option may bear a legend referring to the terms and conditions contained in the respective Option agreement and this Plan, and the Company may place a stop transfer order with its transfer agent against the transfer of such Shares. If requested to do so by the Committee at the time of exercise of an Option, each Optionee shall execute a certificate indicating that he or she is purchasing the Shares under such Option for investment and not with any present intention to sell the same.

         8. Legal and Other Requirements. The obligation of the Company to sell and deliver Shares under Options granted under this Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, if deemed necessary or appropriate by the Committee, covering the Shares reserved for issuance upon exercise of Options. An Optionee shall have no rights as a stockholder with respect to any Shares covered by an Option granted to, or exercised by, such Optionee until the date of delivery of a stock certificate to such Optionee for such Shares. Shares issued hereunder may be legended as the Committee shall deem appropriate to reflect the restrictions imposed under the Plan or by securities laws generally. No adjustment other than pursuant to Section 6 hereof shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is delivered.
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         9.       Nontransferability. During the lifetime of an Optionee, any
Option granted to such Optionee shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         10. Tax Withholding. The Company and its subsidiaries shall comply with the obligations imposed on the Company and its subsidiaries under applicable tax withholding laws, if any, with respect to Options granted hereunder, Shares transferred upon exercise thereof, and the disposition of such Shares thereafter, and shall be entitled to do any act or thing to effectuate any such required compliance, including. without limitation, withholding from amounts payable by the Company and its subsidiaries to an Optionee and including making demand on an Optionee for the amounts required to be withheld.

         11. No Contract of Employment. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or its subsidiaries to continue the employment or service of any employee, consultant or director of the Company or its subsidiaries for any particular period.

         12. Indemnification of Committee. The members of the Committee shall be indemnified by the Company to the fullest extent permitted by Delaware law, the Company's Certificate of Incorporation and the Company's by-laws.

         13. Amendment and Termination of Plan. The Company may amend this Plan from time to time or terminate this Plan at any time, but no such action shall reduce the number of the Shares subject to the then outstanding Options granted to any Optionee or adversely to an Optionee change the terms and conditions thereof without the Optionee's consent. However, except for the adjustments expressly provided for herein, no amendment may be made solely by Board action if the amendment would: (i) materially increase the benefits accruing to Optionees under this Plan; (ii) materially increase the number of Shares which may be issued under this Plan; or (iii) materially modify the requirements as to eligibility for participation in this Plan.
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         14.      Effective Date of Plan. This Plan shall become effective upon adoption by the Board; provided, however, that it shall be submitted for approval by the holders of a majority of the outstanding Shares within twelve
(12) months thereafter, and Options granted prior to such stockholder approval shall become null and void if such stockholder approval is not obtained.